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                       SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549

                              --------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): March 1, 1996

                          HOME SHOPPING NETWORK, INC.
             (Exact Name of Registrant as Specified in its Charter)

                                    DELAWARE
          (State or Other Jurisdiction of Incorporation of Registrant)

                1-9118                               59-2649518
       (Commission File Number)          (I.R.S. Employer Identification No.)


                            2501 118TH AVENUE NORTH
                         ST. PETERSBURG, FLORIDA 33716
          (Address of principal executive offices, including zip code)

      Registrant's telephone number, including area code:  (813)572-8585



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ITEM 5.  OTHER EVENTS.

                 On March 1, 1996, the Company announced that it had successfully completed an offering of $100,000,000 of Convertible Subordinated Debentures due March 1, 2006, bearing interest at the rate of 5 7/8% per annum and convertible into shares of the Company's common stock at any time after May 1, 1996 at a conversion price of twelve dollars ($12.00) per share. The debentures are unsecured general obligations of the Company and are subordinated to all existing and future senior debt of the Company. Proceeds of the offering will initially be used to repay borrowings under the Company's revolving credit facility, creating additional borrowing capacity available to finance working capital requirements and capital expenditures.

         The debentures and shares of common stock issuable upon conversion of the debentures have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an exemption from registration requirements. The Company has agreed to use its reasonable best efforts to register the resale of the debentures and the shares issuable upon conversion.



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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 4, 1996


                               HOME SHOPPING NETWORK, INC.
                               (Registrant)


                               By: /s/ Kevin J. McKeon
                                  -----------------------------
                               Name:  Kevin J. McKeon
                               Title: Senior Vice President of
                                      Accounting and Finance and
                                      Treasurer




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